UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

UTAH URANIUM CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

0-50915
(Commission File Number)

98-0343710
(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9
Moab, UT 84532
(Address of principal executive offices, including zip code)

(435) 259-0460
(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into a Joint Venture Agreement effective November 1, 2007 (the "Agreement") with Consolidated Abaddon Resources Inc. ("Abaddon") regarding its Pinto Claims, located near Hanksville, Utah (the "Property").

Under the terms of the Agreement, Abaddon will be responsible for payments to or on behalf of the Company totaling $550,000, the issuance of a total of 550,000 shares over the life of the Agreement, and it will be required to complete a minimum of $605,000 in work on the Property in a two-phase work program prior to June 1, 2008. On completion of certain milestones within the Agreement, Abaddon will be deemed to have earned up to a 60% interest in the Property.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Agreement with Consolidated Abaddon Resources Inc. dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie
Peter Dickie
President and Director